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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

SUBSIDIARY                                   JURISDICTION OF INCORPORATION                    DBA NAMES
---------------------------------------- -------------------------------------- --------------------------------------
Paintball Incorporated                              South Carolina                              None
American Inflatables, Inc.                          Delaware                                    None
ILM, Inc.                                           South Carolina                              None
PaintballGames.com, Inc.                            South Carolina                              None


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